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                                                   EXHIBIT 10.17







                      LOAN AGREEMENT
                      --------------

                Dated as of October 18, 1996

                        by and among

          COMMONWEALTH PREMIUM FINANCE CORPORATION

                            and

          JOHN ROBERT OWENS, WILLIAM W. DAVIS, JR.
                    and D. RICHARD MEYER

                            and

                   BANK ONE, KENTUCKY, NA

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                           LOAN AGREEMENT
                           --------------

        THIS LOAN AGREEMENT (the "Agreement") dated as of October 18, 1996 between COMMONWEALTH PREMIUM FINANCE CORPORATION, a Kentucky corporation (referred to herein as "Borrower"); JOHN ROBERT OWENS, WILLIAM W. DAVIS, JR. and D. RICHARD MEYER, individuals (referred to herein as the "Guarantors or individually as a "Guarantor") and BANK ONE, KENTUCKY, NA, a national banking association (referred to herein as "Bank").

                           R E C I T A L S:

        WHEREAS, Borrower has applied to Bank for a "Revolving Credit Loan," as hereinafter defined, in an amount not to exceed the maximum principal sum of One Million Dollars ($1,000,000.00), outstanding at any one time, which Revolving Credit Loan shall be secured by certain of the assets of Borrower and guaranteed by each of the Guarantors;

        WHEREAS, one of the conditions to the Bank's making the Revolving Credit Loan is that Borrower and Guarantors must enter into this Agreement setting forth the terms and conditions of the Revolving Credit Loan and other terms and conditions binding upon Borrower and Guarantors, all of which terms and conditions Borrower and Guarantors acknowledge are supported by good, valuable and sufficient consideration.

        NOW, THEREFORE, in consideration of their mutual covenants, the financial accommodations extended to Borrower herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree to and affirm the foregoing recitals and further agree as follows:


                              ARTICLE I
                              ----------
                             DEFINITIONS
                             -----------

Section 1.01 Defined Terms

        As used in this Agreement the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

        "Advance" means any disbursement of funds to Borrower under the Revolving Credit Note pursuant to Section 2.01 hereof.

        "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Lexington, Kentucky, are authorized or required to close under the laws of the Commonwealth of Kentucky or of the United States.

        "Borrowing Base" means the computation of Eligible Bank One Net Premiums as calculated in the Borrowing Base Certificate and Draw
Request which is attached hereto as Exhibit 1.

        "Collateral" means all property which is subject to, becomes subject to, or is to be subject to the Liens granted by the Security Agreement or which otherwise becomes security for the Loan.
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        "Debt" means any and all (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (excluding trade obligations incurred in the ordinary course of business); (ii) obligations under letters of credit issued for the account of any Person; (iii) guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss.

        "Default" means any of the events specified in Section 7.01, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "Event of Default" means any of the events specified in
Section 7.01, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

        "GAAP" means generally accepted accounting principles in the United States.

        "Guaranty" means each of the personal guaranties of the Note executed by each of the Guarantors.

        "Interest Coverage Ratio" means the earnings before interest expenses and taxes divided by interest expense.

        "Insurance Premium Financing Agreement ("IPFA")" means the contract among the Borrower, the insurance agent and the insured/borrower in which the insured/borrower grants to the Borrower herein a security interest in all unearned premiums which may be payable under the insurance policies.

        "Lexington Head Office" means the office of Bank at 201 East Main Street, Lexington, Kentucky 40507, or the principal office of any subsequent holder of the Revolving Credit Note.

        "Lien" means any pledge, security interest, hypothecation, conditional assignment, deposit arrangement, encumbrance, lien (statutory or other), or other security agreement, or encumbrance of any kind or nature whatsoever (including, without limitation, any lien on unearned premiums and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

        "Loan" means the Revolving Credit Loan.

        "Loan Documents" means this Agreement, the Note, the Security Agreement, the UCC-1's, the Guaranties, and any additional documents required to be delivered by Borrower, Guarantors, or any of them, under this Agreement, or otherwise evidencing, securing and/or relating to the Loan.

        "Loan Obligations" means the obligations of Borrower and Guarantors to Bank under the Loan Documents.

        "Maturity Date" means October 20, 1997, at which time all obligations of Borrower under the Note are due and payable in full.

        "Net Premiums" shall mean total premiums on IPFA less all initial premium payments made by insured/borrower thereunder.


                                2
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        "Note" means the Revolving Credit Note.

        "Others" shall mean any Person as defined herein other than Bank or its affiliates.

        "Person" means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

        "Prime Rate" means a variable rate of interest announced from time to time by Bank as its prime rate whether or not such rate is otherwise published, which rate may not be Bank's lowest or best rate.

        "Revolving Credit Loan" shall have the meaning assigned to such term in Section 2.01.

        "Revolving Credit Note" shall have the meaning assigned to such term in Section 2.02.

        "Security Agreement" means the Security Agreement to be delivered by Borrower under the terms of this Agreement granting Bank a first priority security interest in all rights, interests, accounts, contractual rights and proceeds thereof of Borrower in connection with any and all IPFA's entered into between the Borrower and other parties which have been pledged or assigned to Bank.

        "Stockholders Equity" means (a) the book value of all assets of the Borrower taken on a consolidated basis, as determined in accordance with GAAP minus (b) all current and long term liabilities and other obligations of the Borrower on a consolidated basis, as determined in accordance with GAAP.

        "Security Documents" means the Security Agreement, the UCC-1's, and such other instruments or documents executed and/or delivered in connection herewith and by which a lien is granted to Bank or by which the Loan is otherwise secured.

        "UCC-1's" means all filings under the Uniform Commercial Code as adopted in the various states in which filings may be made by Bank now or at any time in the future for purposes of perfecting any security interest granted by the Security Agreement.

        "Unearned Discount" means the difference, if any, between the principal amount of each Installment Contract and the amount paid by the Borrower to purchase the Installment Contract, which difference is amortized over the life of the Installment Contract.

Section 1.02 Accounting Terms

        All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements referred to in Section 5.08, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.



                                3
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                             ARTICLE II
                             ----------
                    AMOUNT AND TERMS OF THE LOAN
                    ----------------------------

Section 2.01 Revolving Credit Loan

        Bank agrees, subject to the terms and conditions of this Agreement and the other Loan Documents to make Advances to Borrower from time to time during the period from the date when Borrower first qualifies for the initial Advance pursuant to Section 3.01 hereof, up to, but not including, the Maturity Date in an aggregate principal amount outstanding not to exceed at any time One Million Dollars
($1,000,000.00) (the "Revolving Credit Loan"). Subject to the terms and conditions of this Agreement and of the other Loan Documents, Borrower may borrow, prepay pursuant to Section 2.05, and reborrow under this
Section 2.01.

Section 2.02 Note

        The Revolving Credit Loan and Advances thereunder shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in form and content acceptable to Bank, in the original principal amount of One Million Dollars (U.S. $1,000,000.00), which Note shall be payable to Bank, and shall mature and shall be due and payable in full on the Maturity Date, which is one
(1) year from the date hereof or October 20, 1997 (the "Revolving Credit
Note").

Section 2.03 Notice and Manner of Borrowing

        On the last day of each calendar month and on each such Business Day the Borrower requests a Draw, Borrower shall submit to Bank a Borrowing Base Certificate and Draw Request. Provided (a) all of the applicable conditions set forth in Article III hereof have been fulfilled to Bank's satisfaction, and (b) Borrower has provided Bank with the Borrower's Base Certificate and Draw Request by 10:00 a.m., Bank will make Advances under the Revolving Credit Loan available to Borrower in immediately available funds by crediting the amount thereof to Borrower's account with Bank on the same day.

Section 2.04 Interest

        Borrower shall pay interest to Bank on the outstanding and unpaid principal amount of the Revolving Credit Note at a per annum rate equal to the Bank's Prime Rate. Interest shall be calculated for the actual number of days elapsed on the basis of an assumed year of three hundred sixty (360) days. All accrued interest on the Revolving Credit Loan shall be paid in immediately available funds on the 18th day of each month at the Lexington Head Office. Upon an Event of Default consisting of Borrower's failure to pay any interest or principal payment due under the Note within ten (10) business days of the due date thereof, at maturity, by acceleration or otherwise, the outstanding principal balance shall thereafter bear interest until paid at a rate which shall be equal to the lesser of five percent (5%) per annum in excess of the rate set forth in the first sentence of this Section 2.04 or the maximum effective rate of interest which Bank or the then current holder of the
Note is permitted by law to contract for and charge from time to time.

        In no event shall the amount of interest due or payable under the Note exceed the maximum lawful rate of interest allowed by applicable law, and in the event that any such excess payment is made by Borrower or received by Bank, then such excess sums shall be credited as a payment of the principal, unless Borrower shall notify Bank, in writing, that it has elected to have such excess sums returned to it.

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Section 2.05 No Prepayment Premium

        Borrower may prepay the Note, in whole or in part, at any time without incurring any premium or penalty. Any partial prepayment shall not change the amount or dates of payments due from Borrower under the Note.

Section 2.06 Method of Payment

        Borrower shall make each payment under this Agreement and under the Note in lawful money of the United States, to Bank at the Lexington Head Office, in immediately available funds. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a Saturday, Sunday or a public holiday or banking holiday, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

Section 2.07 Use of Loan Proceeds

        Advances under the Revolving Credit Loan shall be used by Borrower solely for the financing and/or the acquisition of IPFA's or repayment of any Loans from EIM.

Section 2.08 Fees

        In consideration of Bank's agreement enter into the Revolving Credit Loan pursuant to the terms hereof, Borrowers agree to pay to Bank a fee in the amount of One Thousand Dollars ($1,000.00), such fee shall be deemed fully earned upon execution of this Agreement and shall be due and payable at the closing.

Section 2.09 Guaranty by Guarantors

        Each of the Guarantors shall guarantee to Bank the payment and performance of Borrower's Loan Obligations pursuant to separate
Guaranties dated this date.

                            ARTICLE III
                            -----------
                       CONDITIONS PRECEDENT
                       --------------------

Section 3.01 Conditions Precedent to Initial Advance Under
Revolving Credit Loan

        The obligation of Bank to make the initial Advance under the Revolving Credit Loan is subject to the condition precedent that Bank shall have received and approved on or before disbursement of the initial Advance under the Revolving Credit Loan each of the following, in form and substance reasonably satisfactory to Bank and its counsel:

        a.   Note and Agreement.  The Revolving Credit Note and this
             ------------------
Agreement duly executed and delivered by Borrower and Guarantors.

        b.   Security Agreement.  A Security Agreement or agreements
             ------------------
duly executed and delivered by Borrower and granting to Bank a first and prior security interest in and to all of the Collateral to secure payment of the Loan Obligations.

        c.   Insurance.  Certificates of insurance coverage satisfying
             ---------
all requirements as provided in Section 5.05.


                                5
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        d.   Guaranties.  A Guaranty executed by each of the Guarantors
             ----------
in which they each guarantee to Bank the payment and performance of Borrower's Loan Obligations.

        e.   UCC-1's and Lien Opinion.  Borrower shall have executed
             ------------------------
all UCC-1's, and shall have provided to Bank prior to the initial Advance, (i) acknowledgment copies for all UCC-1's duly filed under the Uniform Commercial Code in the appropriate offices in all jurisdictions necessary or, in the opinion of Bank, desirable to perfect the security interests created by the Security Agreement; and (ii) an opinion of counsel acceptable to Bank identifying all of the financing statements on file with respect to Borrower in all jurisdictions referred to under
(i), including the UCC-1's filed by Bank against Borrower, which opinion shall reflect no prior filings against any of the Collateral except for such Liens as are to be paid in full and released prior to or in connection with the initial Advance.

        f.   Evidence of Existence and Good Standing of Borrower.
             ---------------------------------------------------
Certified copies of Borrower's Articles and By-Laws, Certificate of Good Standing of Borrower issued by the Secretary of State of Kentucky and certificates of authority from each state in which qualification of Borrower is necessary or appropriate.

        g.   Evidence of all Corporate Action by Borrower.  Certified
             --------------------------------------------
(as of the date of this Agreement) copies of all corporate action taken by Borrower, including resolutions of Borrower's Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which its and Signature Certificate of Borrower. A certificate (dated as of the date of the initial Advance under the Revolving Credit Loan) of the Secretary of Borrower certifying the names and true signatures of the officers of Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by Borrower under this Agreement.

        h.   Certificate of No Adverse Changes in Borrower's or
             --------------------------------------------------
Guarantors' Condition.  A certificate of Borrower and Guarantors
---------------------
stating that there has been no adverse change in the financial condition of any such parties since the last submission of financial information to the Bank.

        i.   Compliance Certificate for the Initial Advance in the Form
             ----------------------------------------------------------
Described in Section 3.02b.  A certificate in the form described in
--------------------------
Section 3.02b hereof properly certified on behalf of the Borrower.

        j.   Compliance with Laws Applicable to Borrower.  The IPFA's
             -------------------------------------------
are in form and substance satisfactory to Bank, are valid and enforceable, and comply with all applicable laws, including state insurance regulations.

        k.   Other Documents.  Such other approvals, opinions, or
             ---------------
documents as Bank may reasonably request.

Section 3.02 Further Conditions Precedent to All Advances Under the Revolving Credit Loan

        The obligation of Bank to make any Advances under the Revolving Credit Loan is further subject to the Bank having received from Borrower a request for an Advance as provided for in Section 2.03 hereof.

Section 3.03 Authorized Representative

        Borrower does hereby authorize and empower John Robert Owens, William W. Davis, Jr., and D. Richard Meyer or either of them acting alone, or such other individuals who are designated in writing by Borrower, to request Advances, direct or authorize Bank as to such account(s) or such parties into which

                                6
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or to whom Advances are to be made (including the accounts of or to such authorized representatives), sign such instruments or documents as may be required from or on behalf of Borrower in connection with any such Advances, and any Advances made by Bank to, at the request of, or at the direction of either such authorized representative(s) shall be deemed to have been received by Borrower and used for the benefit of Borrower, evidenced by the Note, and entitled to the benefit and security of the Security Documents, irrespective of the ultimate use of such funds.
Such designation shall remain in full force and effect and Bank may rely thereon until written notice of any change in the individuals designated has been provided to Bank accompanied by resolutions of Borrower effecting any such change and a current incumbency certificate.

                             ARTICLE IV
                             -----------
                   REPRESENTATIONS AND WARRANTIES
                   ------------------------------

        Borrower and each of the Guarantors (where applicable) represent and warrant to Bank as of the date hereof, which representations and warranties shall be deemed remade by Borrower and each of the Guarantors (where applicable) as of the date of each Advance hereunder, that:

Section 4.01 Incorporation, Good Standing and Due Qualification of Borrower

        Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Kentucky; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required by law or under this Agreement.

Section 4.02 Corporate Power and Authority of Borrower

        The execution, delivery, and performance by Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of Borrower; (ii) contravene any provision of Borrower's Articles or By-Laws; (iii) violate any provision of any law, regulation, writ, judgment, injunction, decree or determination presently in effect having applicability to Borrower, other than the Liens to be granted in favor of Bank; (iv) result in a breach of or constitute a default under (whether with the giving of notice, passage of time, or both) any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its properties may be bound or affected; (v) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the properties now owned or hereafter acquired by Borrower; or (vi) cause Borrower to be in default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

Section 4.03 Legally Enforceable Agreement

        This Agreement is, and each of the other Loan Documents executed and/or delivered in connection with this Agreement are, legal, valid and binding obligations of Borrower and each of the Guarantors, as applicable, enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally.

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Section 4.04 Other Agreements

        Borrower is not a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction or partnership restriction, which could have a material adverse effect on the business, properties, assets, operations or conditions, financial or otherwise, of Borrower or the ability of Borrower to carry out its respective obligations under the Loan Documents to which it is a party. Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

Section 4.05 Litigation

        There is no pending or threatened action or proceeding against or affecting Borrower before any court, governmental agency or arbitrator, which may, in any one case or in the aggregate, materially and adversely affect the respective financial condition, operation, properties, or business of Borrower or the ability of Borrower to perform its respective obligations under the Loan Documents to which it is a party.

Section 4.06 No Liens Upon Collateral

        There are no liens on any of the Collateral nor has Borrower previously assigned any of its rights to any of the Collateral, including the unearned premiums under the insurance policies subject to the Insurance Premium Financing Agreement.

Section 4.07 Operation of Business

        Except as may have been disclosed in writing to and approved by Bank, Borrower has made application for or otherwise possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct its businesses substantially as now conducted and as presently proposed to be conducted, and Borrower is not in violation of any of the foregoing or any valid rights of others with respect to any of the foregoing.

Section 4.08 Taxes and Reports

        Borrower has filed, in a timely fashion and will in the future file in a timely fashion, all tax returns or reports (federal, state and local) required to be filed and has paid, and will pay in the future, all taxes, assessments, fees and governmental charges and levies shown or required to be shown thereon to be due, including interest and penalties, and has paid, and will pay in the future, all real estate and personal property taxes, license fees and/or assessments due with respect to its assets.

Section 4.09 Accuracy of Information

        All factual information heretofore or contemporaneously furnished by Borrower or Guarantors in writing to Bank for purposes of, or in connection with, this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by Borrower and Guarantors to Bank will be, true and accurate in every material respect on the date as of which such information is certified and as of the date of execution and delivery of this Agreement by Bank, and such information is not, or shall not be, as the case may be, incomplete or omit to state any material fact necessary to make such information not misleading.


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Section 4.10 No Adverse Change

        No material adverse change has occurred in Borrower's business, operating or Borrower's or either Guarantor's financial condition since the date of the most current financial statements provided by Borrower and each Guarantor to Bank.

Section 4.11 Registered Agent

        Borrower's registered agent is Richard E. Vimont, who is located at 155 E. Main Street, Suite 300, Lexington, Kentucky 40507. Borrower shall give written notice within thirty (30) days of any change in the name or location of its registered agent.

                              ARTICLE V
                              ----------
                        AFFIRMATIVE COVENANTS
                        ---------------------

        So long as any portion of the Note shall remain unpaid or Bank shall have any obligation under this Agreement, Borrower and Guarantors (where applicable) each covenant as follows:

Section 5.01 Maintenance of Existence

        Borrower will preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, shall qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, and shall not enter into any merger, consolidation or other arrangement whereby Borrower, or a controlling interest in Borrower, shall be acquired by any other Person unless, as a part thereof, the Loan is to be paid in full and this Agreement and the Revolving Credit Loan shall be terminated.

Section 5.02 Maintenance of Records

        Borrower will keep adequate, consolidated records and books of account in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions.

Section 5.03 Maintenance of Properties

        Borrower will maintain, keep, and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and insured casualty damage or taking through the power of eminent domain excepted.

Section 5.04 Conduct of Business

        Borrower will continue to engage in an efficient and economical manner in a business of the same general type as conducted by it on the date of this Agreement.

Section 5.05 Maintenance of Insurance

        Borrower will maintain insurance with financially sound and reputable insurance companies or associations, reasonably acceptable to Bank, in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated. Specifically, Borrower will maintain, with respect to its property:

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        a.   Casualty.  Insurance against loss or damage to all the
             --------
improvements to the Premises by fire and any of the risks covered by insurance of the type now known as "fire and extended coverage".

        b.   Liability.  Comprehensive public liability insurance on an
             ---------
"occurrence basis" against claims for "personal injury," including, without limitation, bodily injury, death or property damage occurring on Borrower's properties; such insurance to afford immediate minimum protection to a limit of not less than that reasonably required by Bank with respect to personal injury or death to any one or more persons or damages to property.

        All policies of insurance shall be issued by companies and in amounts in each company reasonably satisfactory to Bank. Borrower shall furnish Bank with an original certificate of insurance and a copy of all policies of required insurance. Prior to the expiration of each such policy, Borrower shall furnish Bank with evidence satisfactory to Bank of the payment of premium and the reissuance of a policy continuing insurance in force as required by this Agreement. Borrower shall give Bank notice of any cancellations or material amendments or alterations of said policies.

Section 5.06 Compliance with Laws

        Borrower has at all times heretofore and will hereafter comply in all material respects with all applicable laws, rules, regulations and orders, including, without limitation, all applicable covenants and restrictions of record and all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements, including, without limitation, the Americans With Disabilities Act and regulations thereunder and all laws, ordinances, rules and regulations of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers.

Section 5.07 Right of Inspection & Audit by Bank

        At any reasonable time and from time to time, Borrower will permit Bank or any agent or representative thereof to examine and make copies of and abstracts from Borrower's records and books of account, and visit its properties and to discuss its affairs, finances, and accounts with any of its respective officers and directors and its independent accountants. Without limiting the foregoing rights of Bank, Borrower agrees that without any prior notice to Borrower and not more frequently than two (2) times per calendar year, Bank and its agents and employees may at Borrower's expense conduct an audit of Borrower's records and books to determine Borrower's compliance with this Agreement and the other Loan Documents.

Section 5.08 Reporting Requirements

        Borrower shall furnish to Bank:

        a.   Monthly Reporting.
             -----------------

             (i) As soon as available and in any event within forty-five (45) days after the end of each fiscal month, balance sheets as of the end of each month, statements of income and retained earnings as of the end of such fiscal month, and properly completed calculations necessary to test compliance with all of the financial covenants set forth herein, in form and content reasonably acceptable to Bank, and all in reasonable detail, and all such financial statements shall be prepared in accordance with GAAP consistently applied and certified as correct by Borrower's chief financial officer. Provided, however, Borrower shall not be obligated to deliver the Borrower's internally prepared balance sheet and income statement for the last month of Borrower's fiscal year.

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             (ii) Within fifteen (15) days after the end of the month or upon reasonable request of Bank, Borrower shall provide to Bank the following company prepared monthly reports, Balance Sheet and Income Statement, Income Analysis Reports, Schedule of Cash Receivables from Contracts, Company Activity Summary, Agent Activity Summary, and
Schedule of Accounts Past Due.

        b.   Annual Financial Statements.  As soon as available and in
             ---------------------------
any event within one hundred twenty (120) days after the end of Borrower's 1996 fiscal year, and for all fiscal years thereafter so long as any Indebtedness remains unpaid, a complete, unqualified, annual audit report of Borrower. The audited report shall consist of balance sheet, statement of profit and loss, application of funds, change in financial position and the like, prepared and certified by a firm of independent public accountants of recognized standing acceptable to the Bank. All of the foregoing shall be in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year and all such financial statements shall be prepared in accordance with GAAP consistently applied and certified as correct by Borrower's chief financial officer.

        c.   Notice of Litigation.  Promptly after the commencement
             --------------------
thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower or either Guarantor which, if determined adversely, could have a material, adverse effect on Borrower's or a Guarantor's financial condition, properties, or operations.

        d.   Notice of Defaults and Events of Default.  As soon as
             ----------------------------------------
possible and in any event within ten (10) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto.

        e.   Tax Returns.  Copies of Borrower's federal and state
             -----------
income tax returns, and any amendments and extensions no later than the earlier of the date filed or one hundred twenty (120) days after the end of Borrower's fiscal year for so long as any portion of the Loan shall remain unpaid or Bank has any obligations hereunder. In the event Borrower files for an extension with the Internal Revenue Service, Borrower shall provide to Bank copies of the federal income tax return prior to the expiration of such extension period.

        f.   Guarantors' Financial Statements and Tax Returns.  On or
             ------------------------------------------------
before June 10, 1997, copies of each Guarantor's federal and state income tax returns, amendments and schedules, and a financial statement of assets, liabilities and net worth for each Guarantor, in form and content reasonably acceptable to Bank, and all in reasonable detail.

        g.   Annual Reporting on Equity Insurance Managers, Inc.
             ----------------------------------------------------
("EIM").  As soon as available and in any event within one hundred
-------
twenty (120) days after EIM's 1996 fiscal year, a complete, unqualified, annual audit report of EIM in such detail as required under
Section 5.08(b).

        h.   Quarterly Reporting on EIM.  No later than forty-five days
             --------------------------
after the end of the calendar quarter, balance sheets and statements of income and retained earnings in such detail as required under
Section 5.08(a)(i).

        i.   General Information.  Such other information respecting
             -------------------
the condition or operations, financial or otherwise, of Borrower or any Guarantor, as Bank may from time to time reasonably request.

Section 5.09 Financial Covenants to Be Maintained by Borrower

        a.   Stockholders' Equity.  Borrower shall not permit its
             --------------------
Stockholders' Equity to be less $60,000.00 at all times while any of the Loan remains unpaid and outstanding.

        b.   Interest Coverage Ratio.  While any of the Loan remains
             -----------------------
unpaid and outstanding, the Borrower shall not permit the ratio of
(i) its calendar quarterly earnings before interest expenses and taxes to (ii) calendar quarterly interest expenses to be less than 2.00 to 1.00, which shall be reported on a calendar quarterly basis.

Section 5.10 Further Assurances

        Borrower and Guarantors shall, upon request by Bank, promptly cure any defects in the creation, issuance and delivery of the Note and the execution and delivery of the other Loan Documents, including this Agreement. Borrower and Guarantors, at their expense, promptly will execute and deliver to Bank, upon request, all such other and further documents, agreements and instruments reasonably required to ensure compliance with or the accomplishment of the covenants and agreements of Borrower and Guarantors in the Loan Documents, including this Agreement, or to evidence further and to describe more fully any Collateral or other property intended as security for the Loan or to correct any omissions in the Loan Documents, or to state more fully the obligations set out in this Agreement or in any of the other Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices or to obtain any consents, all as may be necessary or determined by Bank in good faith to be reasonably appropriate in connection therewith.

Section 5.11 Taxes and Other Payment Obligations.

        Borrower shall pay and discharge, or cause to be paid and discharged, before any of them becomes in arrears:

        a. all taxes, assessments, governmental charges, levies, and claims for labor, materials or supplies which if unpaid might become a lien or charge upon any of Borrower's property, and

        b. all of Borrower's other debts, obligations and liabilities as and when same become due.

        Provided, however, Borrower may refrain from paying any amount it would be required to pay pursuant to this section only if the validity or amount thereof is being contested in good faith by appropriate proceedings timely instituted which shall operate to prevent the collection or enforcement of the obligation contested, and provided that Borrower shall have set aside on its books appropriate reserves with respect thereto.

Section 5.12 Notice of Documents.

        Not later than forty-five (45) days from the date hereof, Borrower shall have added a notation to all IPFA's stating in form and substance satisfactory to Bank that a security interest in such documents has been granted by Borrower to Bank and that no transfer of such documents may be made by Borrower without the Bank's prior written consent. Borrower shall continue to add the notation on all IPFA's which are assigned to Bank in the future.

Section 5.13 Perfection and Assignment of Borrower's Security
             Interests in Unearned Premiums Securing Obligations to Borrower Under Insurance Premium Financing Agreements.

        Borrower shall properly perfect and maintain the perfection of a first priority security in all unearned premiums securing the obligations of Borrower's debtors under the terms of the agreements which is part of the Collateral. All IPFA's in favor of Borrower which have been designated as Collateral shall be assigned to Bank by Borrower.

Section 5.14 Subordination of Borrower's Debt to Guarantors.

        Borrower and Guarantors hereby agree that any loans of Borrower to Guarantors or any one of them, whether now existing or hereafter created, shall be, and hereby are, fully subordinated as to priority and payment to all Loan Obligations of Borrower to Bank. Provided, however, notwithstanding the foregoing, Borrower is authorized to make regularly scheduled payments to Guarantors on any debt to Guarantors until an Event of Default occurs, after which no such payments shall be made by Borrower.

Section 5.15 Notification to Insurance Company

        Borrower shall send a Notice of Acceptance to EIM or such other insurance company as notification of Borrower's collateral assignment of such security interest to Bank. In the Event of Default as provided in
Section 7.01 herein, Borrower shall instruct EIM or such other insurance company to (a) inform Bank of any defaults or notices of cancellation of such insurance contracts and (b) pay directly to Bank any unearned premiums.

                             ARTICLE VI
                             -----------
                         NEGATIVE COVENANTS
                         ------------------

        So long as any portion of the Note shall remain unpaid or Bank shall have any obligation under this Agreement, Borrower and Guarantors shall comply with the following negative covenants:

Section 6.01 Liens on or Assignments of Collateral

        a.   Liens.  Borrower will not create, incur, assume or suffer
             -----
to exist any Lien upon or with respect to any of the Collateral now owned or hereafter acquired, except:

             (i)   Liens in favor of Bank;

             (ii) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

             (iii) Liens imposed by law, such as mechanics, materialmen, landlords, warehousemen and carrier Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

             (iv) Liens under worker's compensation, unemployment insurance, social security, or similar legislation for sums which are not past due;

             (v) Liens, deposits, or pledges to secure the performance of public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

        b.   Assignments.  Borrower shall not assign or transfer its
             -----------
rights to the unearned premiums which are pledged as Collateral to Bank to any other third party.

Section 6.02 Mergers, Etc.

        Borrower will not merge, engage in a share exchange, or consolidate with any other entity, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets at any time hereafter owned by Borrower to any Person, or acquire all or substantially all of the assets or the business of any Person, other than acquisition of automobile financing chattel paper in the ordinary course of business.

                             ARTICLE VII
                             -----------
               EVENTS OF DEFAULT AND REMEDIES OF BANK
               --------------------------------------

Section 7.01 Events of Default

        Each of the following shall be an Event of Default under this
Agreement:

        a.   Payment Default.  Borrower fails to pay any installment of
             ---------------
principal or interest on the Note within ten (10) days following its due date without notice from Bank.

        b.   Other Defaults.  The occurrence of a default under any
             --------------
other obligation or agreement of Borrower or either of Guarantors to or with Bank, whether now or hereafter arising and such default shall continue for a period of thirty (30) days after notice to Borrower or Guarantors from Bank describing the nature of the default.

        c.   Breach of Warranty, Etc.  Any representation or warranty
             -----------------------
made or deemed made by Borrower or either of Guarantors in this Agreement, the Loan Documents, any Compliance Certificate or in any other certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made.

        d.   Breach of Covenant.  Either Borrower or a Guarantor shall
             ------------------
fail to perform or observe any term, covenant or agreement on their part to be performed or observed contained in any Loan Document (other than a failure to pay any sum to Bank when due) to which any of them is a party and such failure shall continue for a period of thirty (30) days after notice to Borrower or Guarantors from Bank describing the nature of the failure.

        e.   Bankruptcy/Insolvency.  Either Borrower or a Guarantor
             ---------------------
(i) shall be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization effect; or (iv) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of sixty (60) days or more; or (v) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (vi) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of sixty (60) days or more.

        f.   Termination of Borrower.  If Borrower or any Person
             -----------------------
affiliated with it takes any action that is intended to result in the termination, dissolution or liquidation of Borrower.

Section 7.02 Remedies of Bank in the Event of Default

        a.   Acceleration, etc.  Upon the occurrence of any Event of
             -----------------
Default set forth in section 7.01 hereof, Bank may, by notice to
Borrower: (i) declare its obligation to make Advances under this Agreement and the Revolving Credit Note terminated, whereupon the same shall forthwith terminate; (ii) declare the outstanding principal balance owing under the Revolving Credit Note, all interest thereon, and all other amounts payable under this Agreement or any Loan Document, or otherwise to be forthwith due and payable, whereupon the Revolving Credit Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower, without any action on the part of Bank; (iii) avail itself of any and all remedies available to it in any of the Loan Documents, including, without limitation, appointment of receivers for the Collateral; and (iv) avail itself of any and all other or additional remedies available by law or in equity.

        b.   File Action.  Upon the occurrence of any Event of Default,
             -----------
Bank shall have the right to proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant or condition contained in this Agreement or in any of the other Loan Documents, or in aid of the exercise of any power granted in this Agreement or any of the other Loan Documents.

        c.   Use of Collateral.  Upon the occurrence of any Event of
             -----------------
Default, Borrower's rights to use, sell, substitute, exchange or exercise any other rights relating to the Collateral and all proceeds thereof and income therefrom shall automatically terminate without notice and Bank shall thereafter be entitled to take possession of, receive, sell, and collect same.

        d.   Waiver of Marshaling of Assets. Borrower waives any
             ------------------------------
requirement of marshaling of assets and all other legal or equitable doctrines which might otherwise require Bank to proceed against any Persons or any Collateral or any other property or with respect to any other rights in any particular order.

        e.   Sale of Collateral.  Upon the occurrence of any Event of
             ------------------
Default, Bank shall have the right to sell the Collateral at public or private sale, and shall have the right to bid upon and purchase the Collateral at any sale. Bank shall have the right to deliver the Collateral to the buyer at any public or private sale.

        f.   No Waiver.  Upon the occurrence of any Event of Default,
             ---------
Bank may choose to exercise and enforce any of its rights or remedies, or decline to exercise and enforce any of its rights or remedies, at Bank's sole discretion. The failure of Bank to exercise and enforce any rights or remedies shall not prevent Bank from thereafter exercising or enforcing any such rights or remedies, nor shall such failure release any Person or property with respect to which Bank has any rights or remedies, or in any way limit or diminish Bank's rights with respect to any such property or Person.

        g.   Cumulative Rights.  All of Bank's rights and remedies
             -----------------
shall be cumulative to the greatest extent permitted by law, may be exercised successively or concurrently, from time to time, and shall be in addition to all of those rights and remedies afforded Bank at law, or in equity, or in bankruptcy. Any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy.

        h.   Recovery.  Bank shall be entitled to recover from the
             --------
cumulative exercise of all remedies the sum of:

             (i)   the outstanding principal amount of the Loan;

             (ii) all accrued but unpaid interest with respect to the principal amount of the Loan;

             (iii) any other amounts that Borrower or Guarantors are required by this Agreement or the Loan Documents to pay to Bank (for example, and without limitation, the reimbursement of reasonable expenses and legal fees, and late charges); and

             (iv) any costs, expenses or damages which Bank is otherwise permitted to recover by the terms of this Agreement, the other Loan Documents, or at law or equity.

        i.   Direct Payment.  Until the occurrence of an Event of
             --------------
Default, Borrower shall have the right to collect all of the Collateral consisting of accounts and uneaower, and Bank shall have the right to notify all of insurance companies to send all payments on such debts, accounts and unearned premiums directly to Bank.

        j.   Application of Payments.  All payments from Borrower to
             -----------------------
Bank under the Note or any of the other Loan Documents, and payments to Bank from the sale or other disposition of Collateral, shall all be applied by the Bank as follows:

             (i) to the payment of the costs and expenses of the Bank and the reasonable fees and expenses of its counsel in connection with the administration or enforcement of the Bank's rights and remedies against Borrower, any Guarantor, and the Collateral and sale or collection thereof;

             (ii) to the payment in full of all indebtedness referred to hereunder and under the Loan Documents, applying such amounts first to accrued interest and then to principal; and

             (iii) the balance, if any, to Borrower or to any third party entitled thereto.

        k.   Appointment of Bank as Attorney-In-Fact.  Borrower hereby
             ---------------------------------------
appoints Bank as Borrower's attorney-in-fact upon the occurrence of any Event of Default for the purpose of dealing with the Collateral, including the collection and disposition of same. The powers vested in said attorney are, and shall be deemed to be, coupled with an interest and cannot be revoked.

                            ARTICLE VIII
                            ------------
                            MISCELLANEOUS
                            -------------

Section 8.01 Amendments, Etc.

        No amendment, modification, termination, or waiver of any provision of any Loan Document, nor consent to any departure by Borrower or Guarantors from any Loan Document to which any of them is a party, shall in any event be effective unless the same shall be in writing and signed by Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.02 Notices, Etc.

        All notices required or provided for in this Agreement or under any of the other Loan Documents shall be made in writing and delivered either (i) personally, (ii) via certified mail with return receipt requested, (iii) by Federal Express or other nationally recognized, overnight courier service, or (iv) by facsimile, with the original by United States, first class, postage prepaid mail, to the party to whom directed at the addresses and facsimile numbers set forth below, or to such other addresses and numbers as may be designated by any party by the giving of notice of a change in its address or facsimile number as provided for herein. All notices given as provided for herein, other than by way of certified mail, shall be deemed effective upon personal delivery, the next business day after delivery to the overnight courier service or upon being faxed, as applicable. Notice given by way of certified mail shall be deemed effective upon receipt or refusal of receipt thereof. The addresses and facsimile numbers for notice to the parties hereto are as follows:

      If to Borrower:                     Commonwealth Premium Finance
                                          Corporation
                                          3201 Nicholasville Road
                                          Lexington, KY  40512-4032

      If to John Robert Owens:            1905 Lakes Edge Drive
                                          Lexington, KY  40502

      If to William W. Davis, Jr.:        407 Adair Road
                                          Lexington, KY  40502

      If to D. Richard Meyer:             3362 Tisdale Drive
                                          Lexington, KY  40512

      with a copy to Borrower's
      and Guarantors' counsel:            Robert M. Beck, Jr., Esq.
                                          Stites & Harbison
                                          2300 Lexington Financial Center
                                          Lexington, Kentucky 40507

      If to Bank:                         William H. Poche
                                          Bank One, Kentucky, NA
                                          201 East Main Street
                                          Lexington, Kentucky  40507-2002
                                          Facsimile: (606) 231-2732

      with a copy to Bank's
            counsel at:                   Harvie B. Wilkinson
                                          STOLL, KEENON & PARK, LLP
                                          201 East Main Street, Suite 1000
                                          Lexington, Kentucky  40507-1380
                                          Facsimile: (606) 253-1093

Section 8.03 No Waiver; Remedies

        No failure on the part of Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law or in equity.

Section 8.04 Successor and Assigns

        This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither Borrower nor either Guarantor may assign or transfer any of their rights under any Loan Document to which they are a party without the prior written consent of Bank.

Section 8.05 Costs, Expenses and Taxes

        Borrower agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of any and all of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank and local counsel who may be retained by said counsel, with respect thereto and with respect to advising Bank as to its rights and responsibilities under any of the Loan Documents, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, Borrower shall pay any and all fees payable or determined to be payable in connection with the execution, delivery, filing, and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents. Borrower shall further pay all of the foregoing reasonable costs, including reasonable attorney fees, associated with modification of the Loan Documents, and preparation and recording of additional Loan Documents.

Section 8.06 Right of Set Off

        Upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of Borrower against any and all of the obligations of Borrower, now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not Bank shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. Bank agrees promptly to notify Borrower after any such set off and application, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of Bank under this Section 8.06 are in addition to other rights and remedies (including, without limitation, other rights of set off) which Bank may have.

Section 8.07 Waiver of Jury Trial

        BANK, BORROWER AND GUARANTORS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BANK, BORROWER OR GUARANTORS. BORROWER AND GUARANTORS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

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

Section 8.08 Governing Law; Entire Agreement; Interpretation and Counterparts

        The substantive laws of the Commonwealth of Kentucky (without regard to provisions governing conflicts of laws) shall govern the construction of this Agreement, the Note and each other Loan Document and the rights and remedies of the parties thereto, except to the extent that the laws of any applicable state shall govern the creation or perfection of the lien or security interest in Collateral located in such applicable state, the enforcement of Bank's rights to such property and/or the realization of Bank's rights in such property as security for the Loan Obligations. Except as otherwise provided herein, this Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. This Agreement may be executed in one or more counterparts, each of which shall be a duplicate original, but all of which shall constitute the same agreement. In the event of any conflict between any other Loan Document and the terms of this Agreement, the terms of this Agreement shall be deemed to govern any such conflict. To the extent any other Loan Document is not directly in conflict with the provisions hereof or can be reasonably construed in such a way as to be consistent with the terms of this Agreement, the terms of such other instrument or document shall govern.

Section 8.09 Severability of Provisions

        Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 8.10 Headings

        Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

Section 8.11 Jurisdiction and Venue

        The parties agree that the sole proper venue for the determination of any litigation commenced by either Borrower or Guarantors against Bank on any basis shall be in a court of competent jurisdiction which is located in Fayette County, Kentucky, and the parties hereby expressly declare that any other venue shall be improper and Borrower and Guarantors expressly waive any right to a determination of any such litigation against Bank by a court in any other venue. Borrower and each Guarantor further agrees that service of process by any judicial officer or by registered or certified U.S. mail, as specified in
Section 8.02 on Notices, shall establish personal jurisdiction over Borrower and Guarantors, and Borrower and Guarantors waive any rights under the laws of any state to object to jurisdiction within the Commonwealth of Kentucky. Borrower and each Guarantor acknowledges that this Agreement was negotiated, executed and delivered in the Commonwealth of Kentucky and shall be governed and construed in accordance with the laws thereof. Provided, however, nothing contained in this Section 8.11 shall prevent Bank from bringing any action or exercising any rights against any security or against Borrower or either Guarantor personally, and any of their property, within any other state. Initiating such proceedings or taking such action in any other state shall in no event constitute a waiver of the agreement contained herein that the laws of the Commonwealth of Kentucky shall govern the rights and obligations of the parties hereunder or of the submission herein made by each Borrower and Guarantors to personal jurisdiction within the Commonwealth of Kentucky. The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive, but are cumulative and in addition to all other means of obtaining personal jurisdiction and perfecting service of the laws of the Commonwealth of Kentucky or by any other state in an action brought by Bank in such state.

Section 8.12 No Third Party Beneficiaries

        All conditions on the obligations of any party hereunder, including the obligation of Bank to make Advances, are imposed solely and exclusively for the benefit of the other parties thereto and Bank's successors and assigns and any permitted assigns of Borrower. No other Person, including any shareholder, officer or director of Borrower, shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Bank will refuse or decline to make Advances in the absence of strict compliance with any or all thereof, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the respective party to whom the performance of any such condition shall run at any time if in the sole discretion of such party it deems it desirable to do so, or if it fails to do so for any other reason.

Section 8.13 No Agency

        Bank is not the agent or representative of Borrower or Guarantors, and neither Borrower nor either Guarantor is the agent or representative of Bank, and nothing in this Agreement shall be construed to make Bank liable to anyone for goods delivered to or services performed with respect to the Collateral or for debts or claims accruing against Borrower or Guarantors. Nothing herein, nor the acts of the parties hereto, shall be construed to create a partnership or joint venture between Bank and Borrower or either Guarantor or any other relationship except as creditor, debtor, and guarantor.

Section 8.14 Bank's Performance of Borrower's Covenants and Duties

        Should Borrower fail to perform any of its covenants, duties and agreements in accordance with the terms hereof and an Event of Default shall thereby result, Bank may, at its election and at Borrower's expense, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower, but in no event shall Bank have any obligation to do so. Borrower shall, at the request of Bank, promptly pay, upon demand, any reasonable amount expended by Bank in such performance or attempted performance to Bank at the Head Office, together with interest thereon at the default rate under the Note from the date such amount was requested by Bank to be paid until paid; provided that Bank does not assume and shall never have, except by a subsequent, express written undertaking of Bank, any liability for the performance of any duties of Borrower under or in connection with all or any part of the Collateral. Bank shall be subrogated to all rights, titles, Liens and security interests securing the payment of any debt, claim, tax or assessment for the payment of which Bank may make an advance or that Bank may pay.

Section 8.15 Course of Dealing; Waiver

        No course of dealing in respect of, or any omission or delay in the exercise of, any right, power, remedy or privilege by Bank shall operate as a waiver thereof, nor shall any right, power, remedy or privilege of Bank be exclusive of any other right, power, remedy or privilege referred to herein or in any related document or now or hereafter available at law, in equity, in bankruptcy, by statute or otherwise. Each such right, power, remedy or privilege may be exercised by Bank, either independently or concurrently with others, and as often and in such order as Bank may deem expedient. No waiver or consent granted by Bank with respect to this Agreement, the indebtedness or any Loan Document or related writing shall be binding upon Bank, unless specifically granted in writing by a duly authorized officer of Bank, which writing shall be strictly construed.

Section 8.16 Absence of Oral Representations

        Borrower and Guarantors each represent and warrant that no promises, assurances or commitments have been made to them by Bank or have been relied on by them regarding any extension, renewal or future financing, they understand and agree that Bank is entitled to enforce this Agreement, the Note and all other Loan Documents strictly in accordance with their terms, and any commitment or obligation to extend or renew any financing or provide additional financing shall not be binding on Bank, except to the extent contained in a writing signed by every Person who is to be bound thereby. Borrower and Guarantors further acknowledge that (i) Bank does not presently anticipate renewing, extending or further modifying the financing referenced in this Agreement, and (ii) Bank anticipates the Note will be fully paid in accordance with its terms on or before maturity. Borrower and Guarantors each agree and represent to Bank (which representation Borrower and Guarantors acknowledge Bank is relying on in executing this Agreement) that they will not rely on any (i) commitment or financing, including, but not limited to, renewals, extensions and modifications, unless signed in writing by Bank, and (ii) waiver of any right existing at any time, and from time to time, either now or in the future, except to the extent evidenced by a writing signed by the person effecting such waiver.

Section 8.17 Indemnity

        Borrower shall indemnify Bank from and hold Bank harmless against any loss suffered or liability incurred by Bank on account of any damage to the person or property of the parties hereto or to third parties by reason of the operation of Borrower's business, or otherwise arising out of or connected to the conduct of Borrower, its officers, directors, employees or agents, in connection with any matters which are the subject of this Agreement.

Section 8.18 References

        Any and all references in this Agreement to any Document or Documents shall be references to such document or documents as the same may be from time to time modified, amended, renewed, consolidated or extended, with the consent of Bank.


        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                              COMMONWEALTH PREMIUM FINANCE
                              CORPORATION, a Kentucky corporation


                              BY: /s/ D.R. Meyer
                                 ------------------------------------------

                              TITLE: President
                                    ---------------------------------------


                              /s/ John Robert Owens
                              ---------------------------------------------
                              JOHN ROBERT OWENS

                              /s/ William W. Davis, Jr.
                              ---------------------------------------------
                              WILLIAM W. DAVIS, JR.

                              /s/ D.R. Meyer
                              ---------------------------------------------
                              D. RICHARD MEYER




                              BANK ONE, KENTUCKY, NA,
                              a national banking association


                              BY: /s/ William H. Poche
                                 ------------------------------------------

                              TITLE: Vice President
                                    ---------------------------------------


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